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                                                                  EXHIBIT 10(gg)


                          ARKLA, INC. AND SUBSIDIARIES

                        NON-QUALIFIED UNFUNDED EXECUTIVE

                       SUPPLEMENTAL INCOME RETIREMENT PLAN



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                               TABLE OF CONTENTS

                                                                           Page

       Purpose................................................................1

I.     Definitions............................................................1
       1.1      Definitions...................................................1

II.    Eligibility and Participation..........................................5
       2.1      Eligibility...................................................5
       2.2      Participation.................................................5
       2.3      Obligations of Employee.......................................5
       2.4      Loss of Benefits..............................................6

III.   Benefits Payable on Retirement or Termination of Employment............6
       3.1      Payment of Benefits...........................................6
       3.2      Normal Retirement.............................................6
       3.3      Early Retirement..............................................7
       3.4      Termination of Employment.....................................7
       3.5      Continuation of Benefits on Death.............................7

IV.    Death Benefit..........................................................8
       4.1      Payment of Death Benefits.....................................8
       4.2      Death Prior to Retirement.....................................8
       4.3      Death Following Participant's Termination for Disability......8
       4.4      Denial of Death Benefits......................................9

V.     Participant's Supplemental Retirement or Termination Benefits Account..9
       5.1      Establishment of Account......................................9
       5.2      Ownership and Control of Amounts Credited to the Account......9
       5.3      Increase to Account..........................................10
       5.4      Charges Against Account......................................10

VI.    Distributions From The Account........................................10
       6.1      General Provisions...........................................10
       6.2      Amount Distributable.........................................11
       6.3      Prepayment...................................................11

VII.   Designated Beneficiary................................................12
       7.1      Designation of Beneficiary...................................12
       7.2      Change of Beneficiary........................................12
       7.3      Payment to Beneficiary.......................................12

VIII.  Employer Liability....................................................12
       8.1      Non-Contributory.............................................12
       8.2      Claims Against Company.......................................12


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IX.    Plan Is Not Contract of Employment....................................13

X.     Modification of Individual Plan Agreements............................13
       10.1     Change of Distribution Commencement Date.....................13
       10.2     Change of Distribution Upon Hardship.........................13

XI.    Amendment or Termination of Plan And Termination of Individual
           Plan Agreements...................................................14
       11.1     Amendment or Termination of Plan.............................14
       11.2     Termination of Individual Plan Agreements....................14
       11.3     Procedures for Amendment or Termination......................14
       11.4     Amendment or Termination After Entitlement...................15

XII.   Other Benefits and Agreements.........................................15

XIII.  Restrictions on Alienation of Benefits................................15

XIV.   Administration of the Plan............................................15
       14.1     Administration by Committee..................................15
       14.2     Committee Procedures.........................................16
       14.3     Administrative Rules and Procedures..........................16
       14.4     Reliance on Professionals....................................17
       14.5     Indemnification of Members of Committee......................17
       14.6     Information furnished by Employer............................17
       14.7     Committee to Determine and Order Distribution of Benefits....17

XV.    Disputed Claims Procedure.............................................18
       15.1     General Provisions...........................................18
       15.2     Notice of Claim Denial.......................................18
       15.3     Appeal Rights................................................18
       15.4     Written Request for Review...................................19
       15.5     Hearing at Discretion of Committee...........................19
       15.6     Extensions of Time...........................................19
       15.7     Time for Decision on Review..................................19
       15.8     Decision on Request for Review...............................20

XVI.   Miscellaneous.........................................................20
       16.1     Notices......................................................20
       16.2     Binding Agreement............................................20
       16.3     Use of Pronouns..............................................21
       16.4     Governing Law................................................21

       Signatures............................................................21

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                                              INDEX OF TERMS DEFINED


                                                    Subsection of
Terms Defined                                        Section 1.1          Page

Authorized Leave of Absence                              (a)                1
Base Annual Salary                                       (b)                1
Beneficiary                                              (c)                2
Chief Executive Officer                                  (d)                2
Committee                                                (e)                2
Company                                                  (f)                2
Death Benefit                                            (g)                3
Disability and Disabled                                  (h)                3
Early Retirement Date                                    (i)                3
Employee                                                 (j)                3
Employer                                                 (k)                3
Individual Plan Agreement                                (l)                3
Long-Term Debt Obligations                               (m)                3
Normal Retirement Date                                   (n)                4
Participant                                              (o)                4
Plan                                                     (p)                4
Retirement and Retire                                    (q)                4
Service                                                  (r)                4
Supplemental Retirement Benefit                          (s)                4
Supplemental Termination Benefit                         (t)                5
Termination of Employment                                (u)                5

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                          ARKLA, INC. AND SUBSIDIARIES

                        NON-QUALIFIED UNFUNDED EXECUTIVE

                       SUPPLEMENTAL INCOME RETIREMENT PLAN

                                     PURPOSE

         This Executive Supplemental Income Retirement Plan is intended to provide specific benefits for those key employees of Arkla, Inc. and its subsidiaries whose efforts have an important bearing upon the success of the business of the Company, and thereby to provide an additional incentive for such key employees to promote the success of the business of the Company and to aid the Company in retaining the services of its competent executives.

                                 I. Definitions

         1.1 Definitions. The following words and phrases shall have the meanings stated below unless a different meaning is plainly required by the context:

                  (a) The term "Authorized Leave of Absence" shall mean absence from the active employment of the Employer by reason of an approved absence because of accident, illness, voluntary military service, the demands of urgent personal affairs or for the purpose of improving professional competence or standing, holding public office or engaging in civic affairs.

                  (b) The term "Base Annual Salary" shall mean a Participant's base annual salary in effect at the time of his death, disability or retirement, excluding particularly, however, any bonuses, deferred compensation paid, stock options, stock appreciation rights, pension, thrift plan or employee stock ownership plan contributions or benefits, or any other fringe benefit generally afforded executive employees of the Employer. The term "Base Annual Salary" shall include however any and all amounts of compensation which would have been paid to the Participant during the applicable calendar year except for the agreement between the Employer


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         and the Participant to defer such amount until a subsequent year or years. The term "Base Annual Salary" of a Participant shall in no event, however, be less than the larger of the Base Annual Salary of a Participant in effect on (ii) the date of execution of his Individual Plan Agreement, or (ii) December 31st of the year preceding the date of the sale of all or substantially all of the assets of the Company, or the date of the merger, consolidation or liquidation of the Company, or the date on which any single individual or other legal entity becomes the owner of more than five (5%) percent of the outstanding shares of the common stock of the Company, as the case may be.

                  (c) The term "Beneficiary" shall mean the person or persons, designated by a Participant, or the estate of a Participant, to receive any benefits under this Plan upon the death of a Participant and may be an individual, estate, trust, partnership, corporation or other legal entity.

                  (d) The term "Chief Executive Officer" shall mean the individual so elected and appointed as Chief Executive Officer of the Company by its Board of Directors or, if there is no such appointed Chief Executive Officer, the term shall refer to the Chairman of the Board of the Company.

                  (e) The term "Committee" shall mean the Administrative Committee appointed by the Chief Executive Officer which shall manage and administer the Plan.

                  (f) The term "Company" shall mean Arkla, Inc. and its successor or successors

                  (g) The term "Death Benefit" shall mean the benefits payable under the provisions of this Plan to the Beneficiary of a Participant who dies prior to Retirement or Termination of Employment, which benefits shall be in addition to any other benefits due the

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         Beneficiaries of a deceased Participant by virtue of such Participant's employment with the Employer.


                  (h) The term "Disability" and "Disabled" shall mean the inability of a Participant to perform, as a result of bodily injury or disease, the important duties pertaining to his regular position with the Company.

                  (i) The term "Early Retirement Date" shall mean the first day of the month coincident with or next following the date on which the Participant attains age fifty-five (55).

                  (j) The term "Employee" shall mean any person who is in the regular full time employment of the Company or one of its subsidiaries as determined by the personnel rules and practices of the Employer; the term does not, however, include persons who are retained as consultants or other independent contractors for the Company or one of its subsidiaries.

                  (k) The term "Employer" shall mean the Company and any subsidiary of the Company having one or more Employees who have been designated as eligible to participate in the Plan or are later so designated.

                  (l) The term "Individual Plan Agreement" shall mean the written agreement which is entered into by and between the Company and a Participant substantially in the form of that attached hereto as Exhibit A.

                  (m) The term "Long-Term Debt Obligations" shall mean those unconditional obligations of the Company or any subsidiary which have a maturity date of one year or more from December 31 of the year for which the classification of such debt is made.

                  (n) The term "Normal Retirement Date" shall mean the first day of the month coincident with or next following the date on which the Participant attains age sixty-five (65).

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                  (o) The term "Participant" shall mean an Employee who was
         designated by the Board of Directors of the Company upon adoption of this Plan as eligible to become a Participant or is thereafter selected by the Chief Executive Officer, who elects to participate in the Plan by signing an Individual Plan Agreement to that effect, and who otherwise complies with the provisions of this Plan to become a Participant. The term shall include any former Employee who was a Participant as of the date of his Retirement, Termination of Employment or Disability until all distributions of his Account balance are made.

                  (p) The term "Plan" shall mean the Arkla, Inc. and Subsidiaries Executive Supplemental Income Retirement Plan as set forth in this document and as it may hereafter be amended from time to time.

                  (q) The terms "Retirement" and "Retire" shall mean the discontinuance of the employment relationship between the Employer and a Participant, for reasons other than his Disability, after the Participant has attained a minimum of ten (10) years of Service and after the attainment of fifty-five (55) years of age.

                  (r) The term "Service" shall mean that period of an Employee's employment with the Employer or with any predecessor business of the Employer beginning on the Employee's last date of hire and ending on thc date of his Retirement or Termination of Employment, provided, however, such period shall not include any periods of time during which the Employee was Disabled or was on an Authorized Leave of Absence. An Employee may work simultaneously for more than one Employer, but the total period of his Service shall not be increased by reason of such simultaneous employment.

                  (s) The term "Supplemental Retirement Benefit" shall mean the benefits payable on Retirement to a Participant under the provisions of this Plan, which benefits shall be


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in addition to any other benefits due the Participant by virtue of his employment with the Employer.


                  (t) The term "Supplemental Termination Benefit" shall mean the benefits payable on Termination of Employment to a Participant under the provisions of this Plan, which benefits shall be in addition to any other benefits due the Participant by virtue of his employment with the Employer.

                  (u) The term "Termination of Employment" shall mean discontinuance of the employment relationship between the Employer and a Participant, for reasons other than his Disability, after the Participant has attained a minimum ten (10) years of Service and prior to the Participant's Early Retirement Date.

                       II. Eligibility and Participation

         2.1 Eligibility. Upon adoption of this Plan the Board of Directors of the Company shall specify each executive who shall be eligible to become a Participant; thereafter the Chief Executive Officer shall have the sole discretion to determine the Employees who are eligible to become Participants in accordance with the purpose of the Plan.

         2.2 Participation. As a condition of participation, each Participant so selected shall complete, execute and return to the Committee an Individual Plan Agreement substantially in the form attached hereto is Exhibit A and shall comply with such further conditions as may be established from time to time by, and in the sole discretion of, the Committee.

         2.3 Obligations of Employee. The Employer may require as a condition of becoming or continuing as a Participant that an Employee furnish such information as the Employer may require, including but not limited to the physical examination reports of any previous employer, taking such additional physical examinations as may be requested, and doing any other act which

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may reasonably be requested by the Employer. If a Participant does not complete any of the foregoing requirements within a reasonable period of time, as determined by the Committee, the Employer shall have no further obligation to Participant under the Plan except as to any benefits to which such Participant became entitled prior to receipt of notification from the Committee.

         2.4 Loss of Benefits. If an indictment or bill of information is filed in any court of the United States or of any state, charging a Participant with the commission of any felony while in the active Service of the Employer, his participation in the Plan shall be immediately suspended and no benefits shall be distributed pending final resolution of the felony charge or charges against him. If the indictment or bill of information is subsequently dismissed or, after a trial he is acquitted on all charges, the Participant shall be entitled to any benefits accrued prior to or during his suspension, if any. If, after all legal appeals have been exhausted, the Participant stands convicted of such felony, all benefits otherwise accruing to him under the Plan shall be canceled as if he had never been a Participant in the Plan.

                       III. Benefits Payable on Retirement
                          or Termination of Employment

         3.1 Payment of Benefits. Provided the Plan and the Individual Plan Agreement with a particular Participant have remained in full force and effect, the Employer will pay or cause to be paid to such Participant upon his Retirement or Termination of Employment a Supplemental Retirement Benefit or a Supplemental Termination Benefit, as the case may be, as specified hereinafter and on the dates, in the amounts and in the manner determined pursuant to this Plan.

         3.2 Normal Retirement. A Participant who Retires on or after his Normal Retirement Date shall be entitled to a Supplemental Retirement Benefit which is equal in amount to five (5) times his Base Annual Salary. A Participant who becomes Disabled prior to his Normal Retirement Date shall, upon attaining his Normal Retirement Date, be entitled to a Supplemental


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Retirement Benefit which is equal in amount to five (5) times his Base Annual
Salary as in effect on the date of his Disability.

         3.3 Early Retirement. A Participant who Retires on or after his Early Retirement Date but before his Normal Retirement Date shall be entitled to a Supplemental Retirement Benefit which is equal in amount to five (5) times his Base Annual Salary multiplied by the percentage determined in the following sentence. If the Participant retires on his Early Retirement Date, then the percentage specified in the preceding sentence shall be eighty (80%) percent and, for each full year in which such Participant remains an Employee beyond his Early Retirement Date, such percentage shall be increased by two (2%) percent (i.e. 82% at age 56, 84% at age 57, 86% at age 58, etc.).

         3.4 Termination of Employment. A Participant who shall incur a Termination of Employment prior to his Early Retirement Date shall be entitled to a Supplemental Termination Benefit which is equal in amount to eighty (80%) percent of five (5) times his Base Annual Salary.

         3.5 Continuation of Benefits on Death. If a Participant dies after his Retirement or Termination of Employment, but prior to the commencement of distributions from his Account, then the distributions from the Account shall not commence on the date specified by the Participant in Paragraph 2 of his Individual Plan Agreement, but rather, distributions shall commence on the first day of a month not more than six months following the date of such Participant's death and shall continue on each anniversary thereof for the total number of distributions specified by the Participant in Paragraph 3 of his Individual Plan Agreement. The Beneficiary of a Participant who dies after his Retirement or Termination of Employment, but before the entire balance of his Account has been distributed, shall assume the place of the

                                      -7-
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Participant as to the remaining distributions to be made and the benefits payable hereunder shall continue until the entire balance of the Participant's Account has been distributed.

                               IV. Death Benefit

         4.1 Payment of Death Benefits. Provided the Plan and the Individual Plan Agreement with a deceased Participant shall have remained in full in force and effect, the Employer will pay, or cause to be paid, to such Participant's Beneficiary, a benefit in the amount determined under Section 4.2 or 4.3, as the case may be. The amount of such benefit shall be distributed to the Beneficiary beginning on the first day of a month not more than six months following the date of such Participant's death and shall continue on each anniversary thereof for a total of fifteen (15) annual distributions. The amount of each such distribution shall be determined pursuant to Section 6.3.

         4.2 Death Prior to Retirement. The Beneficiary of a Participant who dies prior to his Retirement or Termination of Employment shall be entitled to a Death Benefit which is equal in amount to five (5) times such Participant's Base Annual Salary.

         4.3 Death Following Participant's Termination for Disability. The Beneficiary of a Participant who dies following the discontinuance of the employment relationship between the Employer and that Participant as a result of his Disability, shall be entitled to a Death Benefit determined as follows:

                  (a) If such Participant had ten (10) or more years of Service prior to his Disability, the Death Benefit shall be in an amount equal to five
(5) times his Base Annual Salary in effect as of the inception of his Disability.

                  (b) If such Participant had less than ten (10) years of Service prior to his Disability, the Death Benefit shall be in an amount equal to five (5) times his Base Annual Salary


                                      -8-
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in effect as of the inception of his Disability multiplied by ten (10%) percent for each full year of Service credited to the Participant.

         4.4 Denial of Death Benefits. The Beneficiaries of a Participant who dies after his Retirement or Termination of Employment shall not be entitled to any benefits under this Section, but shall only be entitled to those benefits, if any, payable under Section 3.5 above.

    V. Participant's Supplemental Retirement or Termination Benefits Account

         5.1 Establishment of Account. Upon the Retirement, Termination of Employment or death of a Participant, the Employer shall establish an Account for such Participant, or his Beneficiary. The Account shall be solely a record keeping account and shall be used solely for the purpose of determining the amount which will ultimately be due to the Participant or his Beneficiary; no funds shall ever be segregated for such Account. The Account shall be credited with an amount equal to the amount of the Supplemental Retirement Benefit determined pursuant to Section 3.2 or 3.3, or the amount of the Supplemental Termination Benefit determined pursuant to Section 3.4, or the amount of the Death Benefit determined pursuant to Section 4.2 or 4.3, as the case may be. The Account shall be credited with such amount as of the date of Retirement, Termination of Employment, or death of the Participant, or his Normal Retirement Date if Disabled, as the case may be.

         5.2 Ownership and Control of Amounts Credited to the Account. The Employer shall exercise sole and exclusive control over the Account; all sums credited thereto and any assets represented by such credits, shall at all times remain the unrestricted property of the Employer, subject to the claims of its general creditors, and shall at all times be available for the Employer's use for whatever purpose it desires. There shall never be any segregation of any assets for any Account whatsoever.


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         5.3 Increase to Account. On the first day of the quarter next following the establishment of an Account, and on each January 1, April 1, July 1 and October 1 thereafter, the Account balance shall be increased by the amount determined hereunder, such that the Account balance is compounded on a quarterly basis at the applicable rate. Prior to the date an which a distribution of any portion of the Account commences to a Participant or his Beneficiary, the Employer shall credit the Participant's Account with an amount determined by multiplying the balance of the Account by one-fourth (1/4) of the weighted average rate of interest applicable to the Company's Long-Term Debt Obligations outstanding as of December 31 of the year preceding the year for which the Account is to be credited, taking into consideration the interval of time since the Account was established or since the last increase was made to the Account pursuant to this paragraph. On and after the date on which a distribution to a Participant has commenced or the date of the Participant's death, the Employer shall credit the Participant's Account with an amount similarly determined under the preceding sentence, except that the full weighted average rate of interest applicable to the Company's Long-Term Debt Obligations shall be used rather than one-fourth (1/4) of such rate.

         5.4 Charges Against Account. The Employer shall charge the Account with all amounts actually distributed to the Participant or his Beneficiary pursuant to Section VI of this Plan.

                       VI. Distributions From The Account

         6.1 General Provisions. The Employer, and solely the Employer, shall make an annual distribution to the Participant or his Beneficiary, on the dates specified in Section 4.1 if the distribution results from the Participant's death or as elected by the Participant in his Individual Plan Agreement; however, the initial date for such distribution shall be no earlier than


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the Participant's Early Retirement Date in the event his benefit is payable on account of his Early Retirement or Termination of Employment, or, in the event his benefit is payable on account of his Normal Retirement, no earlier than the Participant's Normal Retirement Date.

         6.2 Amount Distributable. On each distribution date, the amount to be distributed shall be determined so as to provide substantially uniform annual distributions over the period specified by the Participant in his Individual Plan Agreement, or the fifteen (15) year period specified in Section 4.1 if the distributions result from the Participant's death, based upon the assumption that the weighted average rate of interest applicable to the Company's Long-Term Debt Obligations for the year preceding a distribution will be the same rate for the remainder of the period of distribution. Specifically, the amount of each annual distribution shall be determined by multiplying the balance of the Account as of the distribution date by the "Annuity Factor" as specified below:


         where,

         w   =    The Company's weighted average rate of interest applicable to the Company's Long-Term Debt Obligation as of December 31 of the year preceding the distribution date;

                            4
         i   =    [(1 + w/4)  - 1]; which is "w" adjusted to reflect such rate of interest compounded on a quarterly basis; and

         n   =    The number of annual distributions remaining to be made to the Participant or his Beneficiary, including the payment due as of such distribution date.

         6.3 Prepayment. The Company shall have no right to prepay any amount due hereunder and a Participant shall have the right to refuse to accept any such prepayment tendered.


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                          VII. Designated Beneficiary

         7.1 Designation of Beneficiary. A Participant shall designate his or her Beneficiary and Alternate Beneficiaries by completing Paragraphs 4 and 5 of the Individual Plan Agreement. If more than one Beneficiary is named, the shares or proportion of each shall be indicated.

         7.2 Change of Beneficiary. A Participant shall have the right to unilaterally change the Beneficiary designated by him by submitting to the Committee in writing a change of beneficiary request in the form prescribed by the Committee. No change of beneficiary shall be effective until acknowledged in writing by the Employer.

         7.3 Payment to Beneficiary. If the Employer has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, it shall have the right to withhold such payments until the matter is finally adjudicated. Any distribution made by the Employer in accordance with this Plan in good faith shall fully discharge the Employer from all further obligations with respect to such Participant or his Beneficiaries.

                            VIII. Employer Liability


         8.1 Non-Contributory. No Participant shall be required, or permitted, to contribute to the cost of the benefits afforded by this Plan and all amounts payable to a Participant or his Beneficiary shall be paid exclusively from the general assets of the Employer.

         8.2 Claims Against Company. No person entitled to any payment shall have any claim, right, security or other interest in any asset of the Employer or the Company. The Company's liability for the payment of benefits shall be evidenced only by this Plan and each Individual Plan Agreement entered into between the Company and a Participant.


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

                     IX. Plan Is Not Contract of Employment

         Neither the Plan nor the Individual Plan Agreements, either singularly or collectively, obligates the Employer to continue the employment of any Participant or limits the right of the Employer at any time and for any reason to terminate a Participant's employment. In no event shall the Plan or the Individual Plan Agreements, either singularly or collectively, by their terms or implications constitute an employment contract of any nature whatsoever between the Employer and a Participant.


                 X. Modification of Individual Plan Agreements

         10.1 Change of Distribution Commencement Date. Before distributions have commenced, and not later than six months prior to the date initially designated in Paragraph 2 of the Participant's Individual Plan Agreement as the date for inception of distributions, a Participant may amend Paragraph 2 and Paragraph 3 of his Individual Plan Agreement one time, and one time only, either with regard to the date of initial distribution date (Paragraph 2) or the duration of distributions (Paragraph 3).

         10.2 Change of Distribution Upon Hardship. Following the inception of distributions, a Participant or Beneficiary of a Participant who has initially elected more than ten (10) annual installments in Paragraph 3 of his Individual Plan Agreement may, for reasons of financial hardship and with the consent of the Committee, modify Paragraph 3 of his Individual Plan Agreement regarding the duration of distributions one time, and one time only, provided however, that the number of annual distributions, including all distributions previously made, shall not be less than ten (10). For this purpose, financial hardship is defined as inability to meet ongoing current obligations or the arising of a binding legal obligation not budgeted for in customary and usual personal financial planning.


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

                    XI. Amendment or Termination of Plan And
                    Termination of Individual Plan Agreements

         11.1 Amendment or Termination of Plan. The Company, by action of its Board of Directors, reserves the right to amend or terminate this Plan at any time. The termination of the Plan, pursuant to this section, shall be deemed to constitute the Termination of each Individual Plan Agreement pursuant to Section 11.2, with the rights afforded to the Participants and their Beneficiaries determined thereunder.

         11.2 Termination of Individual Plan Agreements. To the extent permitted by law, the Company reserves the right to terminate the Individual Plan Agreement of any Participant. If such Termination is after the Employee has attained ten (10) years of Service or has become Disabled, then for purposes of the Plan the Employee shall be deemed to have incurred a Termination of Employment if he is less than fifty-five (55) years of age upon such termination, or to have Retired if he is fifty-five (55) years of age or older on such date, with such Termination of Employment or Retirement being deemed to have occurred on the date of termination of his Individual Plan Agreement.

         11.3 Procedures for Amendment or Termination. The right to amend the Plan or terminate any Individual Plan Agreement shall be exercised for the Company by the Committee, provided, however, any amendment which would increase the benefits hereunder shall only be effective upon approval of the Board of Directors of the Company. The right to terminate the Plan shall be at the sole discretion of the Board of Directors of the Company. No action to amend or terminate the Plan or terminate any Individual Plan Agreement shall be taken except upon written notice to each Participant to be affected thereby not less than thirty (30) days prior to such action.

         11.4 Amendment or Termination After Entitlement. No action shall be taken to amend or terminate the Plan or any Individual Plan Agreement with respect to a Participant or Participant's Beneficiary after entitlement to any benefits pursuant to Section III or Section IV of this Plan has occurred.

                       XII. Other Benefits and Agreements

         The benefits provided for a Participant and Participant's Beneficiary under this Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Employer and the Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided. Benefits under this Plan shall not be considered compensation for the purpose of computing contributions or benefits under any plan maintained by the Employer which is qualified under Section 401(a) and 501(a), Internal Revenue Code of 1954, as amended.

                  XIII. Restrictions on Alienation of Benefits

         No right or benefit under the Plan or an Individual Plan Agreement shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or exchange, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or exchange the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contract, liabilities, or torts of the person entitled to such benefit.

                        XIV. Administration of the Plan

         14.1 Administration by Committee. The general administration of this Plan, as well as construction and interpretation thereof, shall be vested in the Committee, the members of which shall be designated and appointed from time to time by, and shall serve at the pleasure of, the Chief Executive Officer of the Company. The Committee shall consist of four members, three of


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

whom shall be voting members and the fourth a non-voting secretary. Two of the voting members shall be officers of the Company and the third shall be the manager of the Employee Benefits Section of the Company. Any member of the Committee may resign by notice in writing filed with the Secretary of the Committee. Vacancies shall be filled promptly by the Chief Executive Officer of the Company. Each person appointed a member of the Committee shall signify acceptance by filing a written acceptance with the Secretary of the Committee. The Chief Executive Officer shall designate one of the members of the Committee as Chairman.

         14.2 Committee Procedures. The Secretary shall keep minutes of the proceedings of the Committee and all data, records and documents relating to the administration of the Plan by the Committee. The Committee may appoint from its number such subcommittees with such powers as the Committee shall determine and may authorize one or more members of the Committee or any agent to execute or deliver any instrument or make any payment on behalf of the Committee. All resolutions or other actions taken by the Committee shall be by the vote of a majority of those voting members present at a meeting at which a majority of the voting members are present, or in writing by all the members in office at the time if they act without a meeting.

         14.3 Administrative Rules and Procedures. Subject to the Plan, the Committee shall from time to time establish rules, forms and procedures for the administration of the Plan. Except its otherwise herein expressly provided, the Committee shall have the exclusive right to interpret the Plan and to decide any and all matters arising thereunder or in connection with the administration of the Plan. Such decisions, actions and records of the Committee, subject to the review of the Chief Executive Officer, shall be conclusive and binding upon the Employer and all persons having or claiming to have any right or interest in or under the Plan.

         14.4 Reliance on Professionals. The members of the Committee and the officers and directors of the Employer shall be entitled to rely on all certificates and reports made by any duly appointed accountants and on all opinions given by any duly appointed legal counsel. Such legal counsel may be counsel for the Employer.

         14.5 Indemnification of Members of Committee. No member of the Committee shall be liable for any act or omission of any other member of the Committee, nor for any act or omission on his or her own part, excepting his or her own willful misconduct. The Company shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his or her membership on the Committee, excepting only expenses and liabilities arising out of his or her own willful misconduct. Expenses against which a member of the Committee shall be indemnified hereunder shall include, without limitation, the amount of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof. The foregoing right of indemnification shall be in addition to any other rights to which any such member may be entitled as a matter of law or otherwise.

         14.6 Information furnished by Employer. To enable the Committee to perform its functions, the Employer shall supply full and timely information to the Committee on all matters relating to the compensation of all Participants, their retirement, death or other cause for termination of employment, and such other pertinent facts as the Committee may require.

         14.7 Committee to Determine and Order Distribution of Benefits. In addition to the powers hereinabove specified, the Committee shall have the power to compute and certify under the Plan the amount and kind of benefits from time to time distributable to the Participants and their Beneficiaries and to authorize all disbursements for such purposes.

                         XV. Disputed Claims Procedure

         15.1 General Provisions. The claims procedure under this Plan shall allow a Participant or Beneficiary a reasonable opportunity to appeal a denied claim and to obtain a full and fair review of that decision from the Committee.

         15.2 Notice of Claim Denial. The Committee shall provide a written notice to every Participant or Beneficiary who is denied a claim for benefits under this Plan. The notice shall set forth the following information:

         (a) The specific reasons for the denial;

         (b) The specific reference to pertinent Plan provisions on which the denial is based;

         (c) A description of any additional material or information necessary for the Participant or Beneficiary to perfect the claim and an explanation of why such material or information is necessary; and

         (d) Appropriate information and explanation of the claims procedure under this Plan to permit the Participant or Beneficiary to submit his claim for review.

         All such information shall be set forth in the notice in a manner reasonably calculated to be understood by the Participant or Beneficiary.

         15.3 Appeal Rights. The Participant or Beneficiary whose claim has been denied shall have the following rights under this appeal procedure:

         (a) To request a review upon written application to the Committee;

         (b) To review pertinent documents with regard to the Plan;

         (c) To submit issues and comments in writing;

         (d) To request an extension of time to make a written submission of issues and comments; and

                  (e) To request that a hearing be held to consider the appeal.

         15.4 Written Request for Review. The Participant or Beneficiary shall exercise his right of appeal by submitting a written request for a review of the denied claim to the Committee. This written request for review must be submitted to the Committee within sixty (60) days after receipt by the Participant or Beneficiary of the written notice of denial.

         15.5 Hearing at Discretion of Committee. The decision to hold a hearing to consider the Participant's or Beneficiary's appeal of the denied claim shall be within the sole discretion of the Committee, whether or not the Participant or Beneficiary requests such a hearing.

         15.6 Extensions of Time. If an extension of time is necessary in order to hold a hearing, the Committee shall give the Participant or Beneficiary written notice of the extension of time and of the hearing. This notice shall be given prior to any extension. The written notice of extension shall indicate that an extension of time will occur in order to hold a hearing on the appeal. The notice shall also specify the place, date, and time of that hearing and give the Participant or Beneficiary the opportunity to participate in the hearing. It may also include any other information the Committee believes may be important or useful to the Participant or Beneficiary in connection with the appeal.

         15.7 Time for Decision on Review. The decision on the review of the denied claim shall promptly be made by the Committee and must be made:

                  (a) Within sixty (60) days after the receipt of the request for review if no hearing is held; or

                  (b) Within one hundred twenty (120) days after the receipt of the request for review, if an extension of time is necessary in order to hold a hearing.

         15.8 Decision on Request for Review. The Committee's decision on review shall be made in writing and provided to the Participant or Beneficiary within the specified time periods in Section 15.7. This written decision on review shall contain the following information:

              (a) The decision;

              (b) The reasons for the decision; and

              (c) Specific references to provisions of the Plan or the Individual Plan Agreement on which the decision is based.

         All of this information shall be written in a manner reasonably calculated to be understood by the Participant or Beneficiary.

                               XVI. Miscellaneous

         16.1 Notices. Any notice which shall or may be given under the Plan or the Individual Plan Agreements shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to the Employer, such notice shall be addressed to the Employer at:

                           Arkla, Inc.
                           Post Office Box 21734
                           Shreveport, Louisiana 71151

marked for the attention of the Manager, Employee Benefits Section; or, if notice to a Participant, addressed to the address shown on such Participant's Individual Plan Agreement. Any party may change the address to which notices shall be mailed from time to time by giving written notice of such new address.

         16.2 Binding Agreement. Subject to the provisions of Section XI of the Plan and Paragraphs 5 and 6 of the Individual Plan Agreements, the Plan shall be binding upon the Employer and its respective successors or assigns, including but not limited to a corporation which may acquire all or substantially all of the Company assets and business or with or into which the Company may be consolidated or merged, and upon a Participant, his Beneficiary, assigns, heirs, executors and administrators.

         16.3 Use of Pronouns. Masculine pronouns wherever used shall include feminine pronouns and the singular shall include the plural.

         16.4 Governing Law. This Plan shall be governed by the laws of the State of Louisiana.

         IN WITNESS WHEREOF, Arkla, Inc. has caused this instrument to be executed by its duly authorized officers on this 16th day of September, 1983, effective as of August 1, 1983.


ATTEST:                                     ARKLA, INC.


/s/ B. D. KLINE                             By  /s/ E. SHEFFIELD NELSON
-----------------------------------             -------------------------------
             B. D. Kline                             E. Sheffield Nelson
              Secretary                        President, Chairman of the Board
                                                  and Chief Executive Officer


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